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                                                                     EXHIBIT 4.3


RULES OF THE


ALLERGAN PHARMACEUTICALS (IRELAND) LTD., INC.


SAVINGS RELATED SHARE OPTION SCHEME (2000)




Draft: April 2000

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1. DEFINITIONS

    1.1 In these Rules the following words and expressions shall have the following meanings:

         "Act" the Taxes Consolidation Act, 1997, as amended

         "Adoption Date" the date on which the Scheme is adopted by the Board.

         "Announcement Date" the date on which the annual or half-yearly results of the Parent Company are announced.

         "Appropriate Period" has the meaning given to it in paragraph 16(2) of
         Schedule 12A, to the Act.

         "Associated Company" has the meaning assigned to it by paragraph 1(1) of Schedule 12A to the Act.

         "Auditors" the auditors for the time being of the Parent Company or in the event of there being Joint Auditors such one of them as the Parent Company shall select.

         "Board" the Board of Directors of the Company or, as provided in Rule 10.4, a duly constituted committee thereof.

         "Bonus Date" has the meaning assigned to it by paragraph 18 of Schedule 12A, to the Act.

         "Company" ALLERGAN PHARMACEUTICALS (IRELAND) LTD., INC.

         "Control" has the meaning assigned to it in Section 432 to the Act.

         "Date of Grant" the date on which the Board grants an Option in accordance with Rule 4.

         "Eligible Employee" means every person who:

            i. (a) is an employee of any Participating Company, including a full-time director

               (b) is chargeable to tax in the Republic of Ireland under
                   Schedule E in respect of that employment, and

               (c) who had on the date of the relevant issue of the relevant invitations pursuant to Rule 2.1 been such an employee or director continuously for a period of 6 months or,

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            ii. is any other employee or director of a Participating Company, nominated by the Board to be an Eligible Employee,

            and provided, that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8 , Schedule 12A to the Act.

         "Exchange Rate" on any date on which it falls to be determined, the average US Dollar for Irish Pound spot rate quoted by the Company's bankers (being an Irish clearing bank situated in Dublin) at 11.00 a.m. on such date.

         "Market Value" has the meaning assigned to it by Section 548 to the Act.

         "Maximum Bonus" means the bonus available in connection with a seven year savings period.

         "Option" a right to acquire Shares granted (or to be granted) in accordance with the Rules of the Scheme.

         "Option Price" the price at which each Share subject to an Option may be acquired on the exercise of that Option being subject to Rule 8, the higher of;

            i.  the nominal value of a share, or

            ii. the Market Value of a Share on the day that the invitation to apply for that Option was issued pursuant to Rule 2

            In determining the Option Price in Irish Pounds, the price in US Dollar shall be converted at the Exchange Rate on the day the invitation to apply for Options was issued.

         "Parent Company" ALLERGAN, INC.

         "Participating Company" means the Company and any other company of which the Company has control and which has been nominated by the Board as a Participating Company.

         "Savings Contract" a contract under a certified contractual savings scheme, within the meaning of Schedule 12B, to the Act.


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         "The Scheme" means the Allergan Pharmaceuticals (Ireland) Ltd., Inc.
         Savings Related Share Option Scheme constituted and governed by these rules as from time to time amended.

         "Shares" fully paid up shares of common stock of the Parent Company which comply with the provisions of paragraphs 10 to 15, of Schedule 12A, to the Act.

         "Standard Bonus" means the bonus available in connection with a five year savings period.

         "Subsisting Option" an Option which has neither lapsed nor been exercised.

    1.2 Words importing the singular shall include the plural, and vice versa, and words importing the masculine shall include the feminine.

    1.3 Any reference to any statute (or a particular Part, Chapter or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force, and any regulations made thereunder.

2.  INVITATIONS TO APPLY FOR OPTIONS

    2.1 The Board may invite every Eligible Employee to apply for the grant of an Option to acquire shares in the Parent Company on any one occasion within each of the following periods:

         (i) a period of eight weeks following the approval of the Scheme by the Revenue Commissioners

         (ii) a period of six weeks following the Announcement Day provided that no invitation may be made after the tenth anniversary of the Adoption Date

    2.2  Each invitation shall specify

         (i) the date, not being less than 14 days after the issue of the invitation, by which the application may be made

         (ii) the Option Price at which the Shares may be acquired on the exercise of any Option granted in response to the application, and

         (iii) the maximum permitted aggregate monthly savings contribution, being the lesser of the maximum specified in paragraph 25 of
               Schedule 12A to the Act, and such sum (being a multiple of Pound Sterling1 and not less than Pound Sterling10) as the Board decides shall apply to every Eligible Employee in respect of that invitation.

    2.3 Each invitation shall be accompanied by a proposal form for a Savings Contract, and an application form, which will provide for the applicant to state

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         (i)   the weekly or bi-weekly savings contribution (being a multiple of
               Pound Sterling1 and not less than Pound Sterling10) which he wishes to make under the related Savings Contract

         (ii) that his proposed weekly or bi-weekly savings contribution, when added to any savings contributions then being made under any other Savings Contract linked to an Option granted under the Scheme or any other savings related share Option scheme approved by the Revenue Commissioners, will not exceed the maximum permitted aggregate monthly savings contributions specified in the invitation

         (iii) whether, for the purposes of determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contracts to be taken as including the maximum bonus, the standard bonus or no bonus, and to authorise the Board to enter on the Savings Contract proposal form such monthly savings contribution, not exceeding the maximum stated on the application form as shall be determined subject to rule 3 below.

    2.4 Each application shall be deemed to be for an Option over the largest whole number of Shares which can be bought at the Option Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3.  SCALING DOWN

    3.1 If the Board receives valid applications for Options over an aggregate number of Shares which exceeds the limit determined pursuant to Rule
         5.1 below in respect of that invitation, then the following steps shall be carried out successively to the extent necessary to eliminate the excess

         (i) each election for the maximum bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for only the standard bonus to be so included.

         (ii) each election for the standard bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for no bonus to be so included.

         (iii) the excess over Pound Sterling10 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary

         Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Board shall complete each Savings Contract proposal form to reflect any reduction in the monthly savings contribution resulting therefrom.

4.  GRANT OF OPTIONS

    4.1 No later than the thirtieth day or if Rule 3 applies forty second day following the day on which the invitations were issued pursuant to Rule 2, the Board shall

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         grant to each applicant who is still an Eligible Employee and is not precluded from participation in the Scheme by virtue of paragraph 8 of
         Schedule 12A to the Act, an Option over the number of Shares for which, pursuant to Rule 2.4 and subject to Rule 3, he is deemed to have applied.

         As soon as possible after Options have been granted the Board shall issue an Option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

    4.2 No Option may be transferred, assigned or charged, and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option certificate shall carry a statement to this effect.

5.  LIMITATIONS ON GRANTS

    5.1 The Board may, before issuing invitations on any occasion, determine a limit on the number of Shares, which are to be available in respect of that invitation in order to ensure that Shares remain available for subsequent invitations.

    5.2 No Option shall be granted to an Eligible Employee if the monthly savings contribution under the related Savings Contract, when added to the monthly savings contributions then being made under any other Savings Contract, would exceed the maximum specified in paragraph 25 of
         Schedule 12A to the Act.

6.  EXERCISE OF OPTIONS

    6.1 Subject to Rule 9 any Subsisting Option may be exercised in whole or in part at any time following the earliest of the following events

         (i) the relevant Bonus Date if, on the day of exercise, the Option holder is an employee or director of a Participating Company

         (ii)  the death of the Option holder

         (iii) the Option holder ceasing to be a director or employee of any Participating Company by reason of injury, disability, redundancy within the meaning of the Redundancy Payments Acts, 1967 to 1991 or retirement on reaching pensionable age within the meaning of section 2 of the Social Welfare (Consolidation) Act, 1993

         (iv) the Option holder ceasing to be a director or employee of any Participating Company by reason only that

               (a) that office or employment is in a company which the Company ceases to have Control, or

               (b) that office or employment relates to a business or part of business which is transferred to a person who is neither an associated company nor a company of which the Company has Control

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         (v)   the relevant Bonus Date, where an Option holder holds an office or employment in a company which is not a Participating Company but which is

               (a) an Associated Company of the Company, or

               (b) a company of which the Company has control

         (vi) the Option holder ceasing to be a director or employee of any Participating Company more than three years after the Date of Grant of the relative Option for any reason determined by the Board provided that reasons shall then apply to all Eligible Employees.

    6.2  An Option shall lapse on the earliest of the following events:

         (i) except where the Option holder has died, the expiry of six months following the Bonus Date

         (ii) where the Option holder died during the six months following the Bonus Date the first anniversary of the Bonus Date

         (iii) where the Option holder has died before the Bonus Date, the first anniversary of his death

         (iv) unless the Option holder has died, the expiry of six months after the Option has become exercisable by virtue of paragraph (iii) of Rule 6.1

         (v) the expiry of six months after the Option has become exercisable by virtue of paragraph (iv) or (vi) of Rule 6.1 or on the happening of any of the events referred to in Rule 7.

         (vi) the Option holder ceasing to be a director or employee of any Participating Company in circumstances in which the Option does not become exercisable

         (vii) the Option holder becoming bankrupt.

    6.3 No person shall be treated for the purposes of this Rule 6 as ceasing to be employed by a Participating Company until he is no longer employed by the Parent Company, any Associated Company or a company of which the Parent Company has Control.

    6.4 If an Option holder continues to be employed by a Participating Company after the date on which he reaches pensionable age (within the meaning of section 2, Social Welfare (Consolidation) Act, 1993), he may exercise any Subsisting Option within six months following that date.

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7.  TAKE-OVERS AND LIQUIDATIONS

    7.1 If any person obtains Control of the Parent Company as a result of making

         (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the person making the offer will have Control of the Parent Company, or

         (ii) a general offer to acquire all the shares of the Company which are the same class as the Shares then any Subsisting Option shall lapse at the time when the person making the offer has obtained Control of the parent Company and any condition subject to which the offer is made has been satisfied.

    7.2 If under United States legislation, the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Parent Company or its amalgamation with any other company or companies, any Subsisting Option shall lapse at the time when the court sanctions the compromise or arrangements.

    7.3 If any person becomes bound or entitled to acquire shares in the Parent Company, under United States legislation, any Subsisting Option shall lapse at the time when that person becomes so bound or entitled.

    7.4 If the Parent Company passes a resolution for voluntary winding up, any Subsisting Option shall lapse on the passing of the resolution.

    7.5 For the purposes of this Rule 7 a person shall be deemed to have obtained Control of a Parent Company if he and others acting in concert with him have together obtained Control of it.

    7.6 Where in accordance with this Rule 7 Subsisting Options lapse, the individual by whom the Options were held, or as the case may be, his personal representatives, shall be entitled to withdraw the full amount of the contributions under the related Savings Contract which have not previously been used by way of repayment in respect of the exercise of an Option.

8.  VARIATION OF SHARE CAPITAL

    In the event of any variation in the share capital of the Parent Company by way of capitalisation or rights issue or any consolidation, sub-division or reduction or otherwise, the number of Shares subject to any Option and the Option Price for each of those shares shall be adjusted in such manner as the Auditors confirm to be fair and reasonable provided that

         (i) the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date.

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         (ii)  no adjustment shall be made without the prior written approval of the Revenue Commissioners, and

         (iii) following the adjustment the Shares continue to satisfy the conditions specified in Paragraphs 11 to 15 inclusive, Schedule 12A to the Act,

         provided that the Option Price for a Share is not reduced below its nominal value.

9.  MANNER OF EXERCISE OF OPTIONS

    9.1 No Option shall be exercised by an individual at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by Paragraph 8, of Schedule 12A to the Act from participating in the Scheme.

    9.2 No Option shall be exercised at any time when the shares which may thereby be acquired are not Shares as defined in Rule 1.1.

    9.3 An Option shall only be exercised over the number of Shares which may be purchased with the sum obtained by way of repayment under the related Savings Contract.

    9.4 An Option shall be exercised by the Option holder, or as the case may be, his personal representatives, giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) and the relevant Option certificate, and shall be effective on the date of its receipt by the Company.

    9.5 Shares shall be transferred pursuant to a notice of exercise within thirty days of the date of exercise. Save for any rights determined by reference to a date preceding the date of transfer, such Shares shall rank pari passu with the other Shares of the same class in issue at that date of transfer.

    9.6 When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

    9.7 For the purposes of Rules 9.3 and 9.4 above, any repayment under the related Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

10. ADMINISTRATION AND AMENDMENT

    10.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

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    10.2 The Board may from time to time amend these Rules provided that

         (i) no amendment shall materially affect an Option holder as regards an Option granted prior to the amendment being made

         (ii) no amendment shall be made which would make the terms on which Options may be granted materially more generous

         (iii) no amendment shall be made without the prior written approval of the Revenue Commissioners.

    10.3 The costs of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

    10.4 The Board may establish a committee consisting of not less than three persons to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve the committee, alter its constitution or direct the manner in which it shall act.

    10.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received seventy two hours after posting.

    10.6 The Parent Company shall at all times keep available sufficient authorised and unissued Shares and / or Treasury Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue Shares.

11. GENERAL

    11.1 All eligible employees shall be eligible to participate in the Scheme on similar terms.

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